UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

Mi1 Global TelCo., Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53749	98-0632051
(Commission File Number)	(IRS Employer Identification Number)

36, Jalan Seriutara 3/3C, Kipark Avenue

Off Jalan Ipoh, 68100 Kuala Lumpur

Wilayah Persekutuan, Malaysia

(Address of principal executive offices and Zip Code)

+603 6241 2023 / +603 6242 1028

(Registrant’s telephone number, including area code)

DOMAIN EXTREMES INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K dated November 9, 2016 filed by Mi1 Global Telco., Inc. (f/k/a Domain Extremes Inc.) (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”). The Original Form 8-K reported, among other things, final voting results of the Company’s annual meeting of stockholders held on November 4, 2016 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve compensation of the Company’s named executive officers (“Say-on-Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of holding advisory “Say-on-Pay” votes, the Company’s stockholders voted as follows:

3 Years	2 Years	1 Year	Votes Abstained	Broker Non-Votes
162,349,505	11	73	0	6,316

The board of directors has considered the voting results from the Annual Meeting and has determined to hold future advisory “Say-on-Pay” votes every three years until the next required vote on the frequency of such advisory votes, or until the board of directors of the Company determines that a different frequency is in the best interests of the Company and its stockholders. The next advisory “Say-on-Pay” vote will occur at the 2019 annual meeting of stockholders. The next advisory vote regarding the frequency of “Say-on-Pay” votes is required to occur no later than the Company’s 2022 annual meeting of stockholders.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2017	Mi1 Global TelCo., Inc.

	By:	/s/ Lim Kock Chiang
Lim Kock Chiang Chief Executive Officer